Exhibit 99.1

PRESS RELEASE

Investor Relations Contact:

Investor Relations

Embarcadero Technologies

Investor@Embarcadero.com

415/834-3131

FOR IMMEDIATE RELEASE

EMBARCADERO TECHNOLOGIES RECEIVES NOTIFICATION OF ADDITIONAL

DELINQUENCY FROM NASDAQ STOCK MARKET

San Francisco, California – April 25, 2005- Embarcadero Technologies, Inc. (Nasdaq: EMBTE), a provider of data lifecycle management solutions, today announced that it has received a notification of additional delinquency with respect to the untimely filing of its Annual Report on Form 10-K for the year ended December 31, 2004.

Nasdaq notified Embarcadero on April 19, 2005 that its securities are subject to delisting from the Nasdaq National Market due to a violation of Nasdaq Marketplace Rule 4310(c)(14), which requires the timely filing of all required reports with the Securities and Exchange Commission. Although Embarcadero filed its Annual Report on Form 10-K on April 7, 2005, the Annual Report did not include the management report and auditor attestation report regarding internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. Since Embarcadero did not file its Annual Report in a timely manner, it was not eligible to take advantage of the 45-day extension granted by the Securities and Exchange Commission for the filing of such reports.

On April 25, 2005, subsequent to receipt of the Nasdaq notification letter, Embarcadero filed an amended Annual Report on Form 10-K/A, which included the required management report and auditor attestation report regarding internal control over financial reporting. Embarcadero has notified Nasdaq of this filing.

The Nasdaq notification letter invited Embarcadero to make a written submission with respect to the issue. Embarcadero plans to do this by the required deadline of April 26, 2005. Following receipt of this written submission, the Nasdaq Listing Qualifications Panel will consider whether to allow the continued listing of Embarcadero’s securities on The Nasdaq National Market.

Until Nasdaq completes its review of Embarcadero’s filings and is satisfied that Embarcadero is in compliance with all of Nasdaq’s continued listing requirements, Embarcadero will continue to trade under the symbol EMBTE.

About Embarcadero Technologies

Embarcadero Technologies, Inc. (Nasdaq: EMBTE) is a provider of data lifecycle management solutions that help leading companies build, optimize, test, and manage their critical data, database, and application infrastructure. Nearly 11,000 customers, including 97 of the Fortune 100, rely on Embarcadero Technologies products to manage the explosive growth in data and ensure optimal performance of their complex, multi-platform applications and systems. Embarcadero Technologies is headquartered in San Francisco, CA. For more information, call 415/834-3131 or visit http://www.embarcadero.com.

Forward- Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including risks associated with potential delisting from the Nasdaq Stock Market and other risks identified in the Company’s periodic filings with the Securities and Exchange Commission including, but not limited to, those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K. Actual results, events, and performance may differ materially. Readers are cautioned not to place undue relevance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

Embarcadero, the Embarcadero Technologies logos and all other Embarcadero Technologies product or service names are trademarks of Embarcadero Technologies, Inc. All other trademarks are property of their respective owners.